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                                                                     EXHIBIT 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             THE MACREPORT.NET, INC.

                            (a Delaware corporation)


         THE MACREPORT.NET, INC., a Delaware corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter the "Corporation"), does hereby certify that:

         1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 13, 2000.

         2. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

         3. The Certificate of Incorporation is hereby amended to effect, among other things, the following amendments authorized by the Business Corporation
Law:

     a. To decrease the par value of the Corporation's common stock from $0.01 to $0.0001 per share and to decrease the par value of the Corporation's preferred stock from $1.00 per share to $0.0001 per share; and

     b. To increase the total number of authorized shares of capital stock of the Corporation from three thousand (3,000) to thirty million (30,000,000), which shall consist of twenty five million (25,000,000) shares, $0.0001 par value per share, designated as common stock and five million (5,000,000) shares, $0.0001 par value per share, designated as preferred stock.

         4. To accomplish the foregoing, the text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

         FIRST. The name of the Corporation is The MacReport.Net, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware, County of New Castle, is 2711 Centerville Road, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


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         FOURTH. The total number of shares of capital stock which the
Corporation shall have the authority to issue is thirty million (30,000,000), consisting of two classes of capital stock: (i) twenty-five million (25,000,000) shares of common stock, par value $0.0001 per share (the "Common Stock"); and
(ii) five million (5,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

         Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors; provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ form those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware

         FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (1) The election of directors need not be by written ballot, unless the bylaws so provide.

         (2) The Board of Directors shall have power, without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the bylaws of the Corporation.

         SIXTH: The Corporation shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware ("GCL"), as amended from time to time, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such a person. Any expenses (including attorneys' fees) incurred by each person who is or was a director or officer of the Corporation, and the heirs, executors and administrators of such a person in connection with defending any such proceeding in advance of its final disposition shall be paid by the Corporation; provided, however, that if the GCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such

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indemnitee, to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

         SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on application in a summary way of the Corporation, or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the GCL, as the same may be amended and supplemented.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         IN WITNESS WHEREOF, THE MACREPORT.NET, INC. has authorized this Amended and Restated Certificate of Incorporation to be signed by Vito W. Lucchetti, its President and Chief Executive Officer, as of this 14th day of May, 2001.


                                  THE MACREPORT.NET, INC.


                                  By: /s/ Vito W. Lucchetti
                                      -----------------------------------------
                                      Vito William Lucchetti, President and
                                      Chief Executive Officer


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